CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference, in the Post-Effective Amendment No. 1 to Form SB-2 Registration Statement on Form S-3, of our report dated February 25, 1999 (except as to Note 14 which is dated March 4, 1999) which appears on page F-2 of the annual report on Form 10-KSB of Compu-DAWN, Inc. for the year ended December 31, 1998.

                                                 /s/ Lazar Levine & Felix, LLP
                                                 -----------------------------
                                                 LAZAR LEVINE & FELIX, LLP


New York, New York
June 7, 1999